UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a−6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEXCEN BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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** IMPORTANT NOTICE **

WE URGE YOU NOT TO LET THIS OPPORTUNITY PASS--
VOTE FOR THE PROPOSED ASSET SALE TODAY!

July 7, 2010

Dear NexCen Shareholder:

At the special meeting of shareholders of NexCen Brands, Inc. to be held on July 29, 2010 you will have the opportunity to determine whether:

✓	Your company completes the proposed asset sale and pursues the plan of dissolution, which we believe gives shareholders the best opportunity to realize value for their shares
Ò
Your company preserves the status quo, in which case we believe that there is a substantial risk that NexCen will ultimately default on its debt and that shareholders will receive no value for their shares.

We believe the choice is clear.  Your Board of Directors unanimously recommends that you protect the value of your investment by voting FOR all items on the enclosed proxy card TODAY.

Something This Important Cannot Happen Without Your Support

Approval of the asset sale, plan of dissolution and reduction of authorized shares requires the affirmative vote of the holders of a majority of the outstanding shares of common stock held on the record date.  Any shares that are not voted or that abstain have the same effect as voting against those proposals.

Your vote is important.  To make sure that your shares are represented at the meeting, please vote FOR the proposals today by telephone, by the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

The Board of Directors

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at (877) 456-3488.

Additional Information and Where to Find It

NexCen urges investors and shareholders to read the proxy statement, which discusses in more detail the proposals to be considered at the special meeting of shareholders.  NexCen filed the proxy statement with the Securities and Exchange Commission (SEC) on June 11, 2010, and mailed the proxy statement on June 14, 2010 to holders of NexCen common stock identified as of June 4, 2010, which is the notice record date for the special meeting.  You can obtain free copies of NexCen’s proxy statement and all other documents filed with the SEC at the SEC’s website at www.sec.gov or from NexCen’s website at www.nexcenbrands.com under the tab “Investor Relations” and then under the item “SEC Filings.”